                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in the Registration Statements (Nos. 333-44399, 33-80993, 33-80995, 33-91506 and 33-93148) on Form S-8 and the
Registration Statements (Nos. 333-03351, 333-03766 and 333-58531) on Form S-3 of Cox Communications, Inc. of our report dated February 2, 1999, on the consolidated financial statements of Cox Communications PCS, L.P. and subsidiaries for each of the three years in the period ended December 31, 1998, appearing in the Annual Report on Form 10-K of Cox Communications, Inc. for the year ended December 31, 1998.


                                            /s/ Deloitte & Touche LLP
                                           --------------------------------

Kansas City, Missouri
March 24, 1999